Exhibit 99

The historical information file (2006 through the first quarter 2008) and the first quarter 2008 supplemental schedule on Verizon’s Investor Relations web site were updated on June 20, 2008 to reflect the exclusion of the Maine, New Hampshire and Vermont local exchange and related business assets following the completion of the spin-off on March 31, 2008. The first quarter 2008 supplemental schedule also adjusted the appropriate volume metrics to exclude Maine, New Hampshire and Vermont operations. Any sequential increase in access line losses or decrease in FiOS volumes in the second quarter 2008 would be unrelated to that reclassification.